UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2023

ARTEMIS STRATEGIC INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40855	86-1303512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3310 East Corona Avenue

Phoenix, Arizona 85040

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (602) 346-0329

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant	ARTEU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	ARTE	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one Class A common stock, each at an exercise price of $11.50 per share	ARTEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As disclosed in the supplement dated June 20, 2023 to the definitive proxy statement (the “Proxy Statement”) relating to the special meeting of shareholders (the “Meeting”) of Artemis Strategic Investment Corporation (the “Company”), Artemis Sponsor LLC (the “Sponsor”) agreed that if the Extension Amendment Proposal (as defined below) is approved, it or its designee will deposit into the trust account established in connection with the Company’s initial public offering (the “Trust Account”) as a loan, (i) on July 5, 2023, with respect to the extension to October 4, 2023, an amount equal to the lesser of (x) $180,000 or (y) $0.105 per public share multiplied by the number of public shares outstanding, and (ii) one business day following the public announcement by the Company disclosing that the Company’s board of directors has determined to further extend the date by which the Company must consummate a business combination for an additional month, for each additional month up to April 4, 2024, an amount equal to the lesser of (x) $60,000 or (y) $0.035 per public share multiplied by the number of public shares outstanding. On July 5, 2023, 2023, the Sponsor advanced $180,000 to the Company for the initial three-month period of the extension.

In connection with the Contribution, on July 5, 2023, the Company and Sponsor entered into a subscription agreement (“Subscription Agreement”) with Polar Multi-Strategy Master Fund (the “Investor”). Subject to, and in accordance with the terms and conditions of the Subscription Agreement, the parties agreed that:

•	The Investor will make a cash contribution (the “Capital Contribution”) to Sponsor in an aggregate amount of $1 million, as follows: (i) an initial tranche of $400,000, to be paid within two business days of the date of the Subscription Agreement, but no later than July 5, 2023, (ii) a second tranche of $300,000, to be paid within two business days of the Company and Sponsor entering into a definitive agreement for the Company’s initial business combination, and (iii) a third tranche, subject to written approval of the Company, of $300,000, to be paid within two business days of the Company submitting both an initial registration statement on Form S-4 with the Securities and Exchange Commission and amendments to such registration statement in response to comment letters from the Securities and Exchange Commission.
•	The Capital Contribution will in turn be loaned by the Sponsor to the Company to cover working capital expenses (the “SPAC Loan”). The SPAC Loan will not accrue interest and will be repaid by the Company upon the closing of the Company’s initial business combination (the “De-SPAC Closing”). The Sponsor will pay to the Investor all repayments of the SPAC Loan the Sponsor has received within five business days of the De-SPAC Closing. The Investor may elect at the De-SPAC Closing to receive such payments in cash or shares of Class A common stock of the Company (“Class A common stock”) at a rate of one share of Class A common stock for each $10 of the Capital Contribution.
•	In consideration for the Capital Contribution, at the De-SPAC Closing the Company will issue to the Investor one share of Class A common stock for each dollar of the Capital Contribution funded by the Investor. The Company agreed that such shares will not be subject to transfer restrictions or any other lock-up provisions, earn outs, or other contingencies and will be registered as part of any registration statement to be filed in connection with the business combination or, if no such registration statement is filed, will be registered as part of the first registration statement to be filed by the Company or the surviving entity following the De-SPAC Closing, which will be filed no later than 30 days after the De-SPAC Closing and be declared effective no later than 90 days after the De-SPAC Closing.
•	If the SPAC or Sponsor defaults in its obligations under the Subscription Agreement and such default continues for a period of five business days following written notice, Sponsor agreed to immediately transfer to Investor 100,000 shares of Class A common stock and an additional 100,000 shares of Class A common stock each month thereafter until the default is cured, up to a maximum of 1 million shares of Class A common stock, subject to a 19.9% beneficial ownership limitation set forth in the Subscription Agreement.
•	On the De-SPAC Closing, the Sponsor will pay the Investor an amount equal to the reasonable attorney fees incurred by the Investor in connection with the Subscription Agreement not to exceed $5,000.

The foregoing description of the Subscription Agreement is a summary only and is qualified in its entirety by reference to the full text of the Subscription Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 with respect to the SPAC Loan is incorporated by reference in this item to the extent required.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.07 is incorporated by reference in this item to the extent required.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 29, 2023, the Company held the Meeting. Holders of 20,689,295 shares of the Company’s common stock were represented in person or by proxy at the Meeting, which represents approximately 82% of the common stock issued and outstanding and entitled to vote as of the record date of May 31, 2023.

At the Meeting, the Company’s stockholders approved a proposal to amend the Company’s third amended and restated certificate of incorporation (the “Charter”) to provide the Company with the right to extend the date by which the Company must consummate its initial business combination (the “Extension”), from July 4, 2023 to October 4, 2023 (the “Extended Date”), and to allow the Company, without another stockholder vote, by resolution of the Board, to elect to further extend the Extended Date in one-month increments up to six additional times, or a total of up to nine months total, up to April 4, 2024 (the “Extension Amendment Proposal”). The Company’s shareholders also approved a proposal (the “Redemption Limitation Amendment Proposal”) to amend the Charter to eliminate (i) the limitation that the Company may not redeem public shares in an amount that would cause the Company’s net tangible assets to be less than $5,000,001 and (ii) the limitation that the Company shall not consummate a business combination unless the Company has net tangible assets of at least $5,000,001 immediately prior to, or upon consummation of, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to, such business combination. The Company’s shareholders also approved a proposal (the “Founder Share Amendment Proposal”) to provide for the right of a holder of the Company’s Class B common stock, par value $0.0001 per share, to convert such shares into Class A common stock, par value $0.0001 per share, on a one-for-one basis at any time and from time to time prior to the closing of a business combination at the election of the holder. The vote tabulation for the Extension Proposal, Redemption Limitation Amendment Proposal and the Founder Share Amendment Proposal is set forth below.

Approval of Proposal 1-Extension Amendment Proposal

Votes For	Votes Against	Abstentions
18,848,323	1,840,972	0

Approval of Proposal 2- Founder Share Proposal

Votes For	Votes Against	Abstentions
20,547,877	141,418	0

Approval of Proposal 3- Redemption Limitation Amendment Proposal

Votes For	Votes Against	Abstentions
20,549,877	139,418	0

In connection with the vote to approve the Extension Amendment Proposal, the holders of 18,012,973 shares of Class A common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.49 per share, for an aggregate redemption amount of approximately $189 million. After the satisfaction of such redemptions, the balance in the Company’s Trust Account will be approximately $22 million.

The foregoing description of the amendment to the Charter is qualified in its entirety by the full text of the amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On June 29, 2023, pursuant to the terms of the Charter, as amended, the Sponsor, which is the holder of an aggregate of 3,412,816 shares of Class B Common Stock, elected to convert each outstanding share of Class B Common Stock held by it on a one-for-one basis into shares of Class A Common Stock, with immediate effect. Following such conversion, as of June 29, 2023, the Company had an aggregate of 5,524,843 shares of Class A Common Stock issued and outstanding and 1,618,434 shares of Class B Common Stock issued and outstanding

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Artemis Strategic Investment Corporation.
10.1	Subscription Agreement, dated July 5, 2023, by and among Artemis Strategic Investment Corporation, Artemis Sponsor LLC and Polar Multi-Strategy Master Fund.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTEMIS STRATEGIC INVESTMENT CORPORATION.

	By:	/s/ Thomas Granite
		Name:	Thomas Granite
		Title:	Chief Financial Officer

Dated: July 6, 2023